                                                                    EXHIBIT 99.1

Financial Statements and Report of Independent Certified Public Accountants PSB BANCORP, INC. AND SUBSIDIARIES
December 31, 2002, 2001 and 2000

                                 C O N T E N T S


                                                                     PAGE
                                                                     -----
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                     3


FINANCIAL STATEMENTS

         CONSOLIDATED BALANCE SHEETS                                   4

         CONSOLIDATED STATEMENTS OF INCOME                             5

         CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY     6

         CONSOLIDATED STATEMENTS OF CASH FLOWS                         7

         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                    8

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors and Stockholders
PSB Bancorp, Inc. and Subsidiaries


     We have audited the accompanying consolidated balance sheets of PSB Bancorp, Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the two years in the period ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We also audited the adjustments described in notes J and N that were applied to restate 2000 earnings per share and stock option plan information. In our opinion, such adjustments are appropriate and have been properly applied.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of PSB Bancorp, Inc. and subsidiaries as of December 31, 2002 and 2001, and the consolidated results of their operations and their cash flows for the two year period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

     As discussed in Note B to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets".

/s/ GRANT THORNTON, LLP

Philadelphia, Pennsylvania
March 28, 2003

To the Board of Directors
PSB Bancorp, Inc.
Philadelphia, Pennsylvania


We have audited the accompanying consolidated statements of income, stockholders' equity and cash flows of PSB Bancorp, Inc. and Subsidiaries as of December 31, 2000. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of their operations and their cash flows for the year ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.


/s/ Stockton Bates, LLP
Certified Public Accountants


Philadelphia, Pennsylvania
March 20, 2001

                       PSB BANCORP, INC. AND SUBSIDIARIES

                           Consolidated Balance Sheets

                                                                                   DECEMBER 31,
                                                                           -------------------------
                                                                              2002             2001
                                                                              ----             ----
                                                                             (Dollars in thousands)
ASSETS

Cash and due from banks ...............................................     $   4,323      $   3,825
Interest earning deposits with banks ..................................        82,321          3,293
Federal funds sold ....................................................        23,625         47,638
                                                                            ---------      ---------

   Total cash and cash equivalents ....................................       110,269         54,756
                                                                            ---------      ---------

Loans held-for-sale ...................................................        18,855         17,142
Investment securities available-for-sale, at fair value ...............        49,730         69,934
Investment securities held-to-maturity (fair value of $6,524
 and $2,346 in 2002 and 2001, respectively) ...........................         6,468          2,310
Federal Home Loan Bank Stock - at cost ................................           872          1,093
Federal Reserve Bank Stock - at cost ..................................           320            320

Loans .................................................................       292,233        300,051
Less allowance for possible loan losses ...............................        (3,603)        (2,871)
                                                                            ---------      ---------
   Net loans ..........................................................       288,630        297,180

Accrued interest receivable ...........................................         2,458          1,884
Premises and equipment, net ...........................................         2,987          2,508
Bank-owned life insurance .............................................        11,721         11,161
Other assets ..........................................................         4,470          9,356
                                                                            ---------      ---------
   Total assets .......................................................     $ 496,780      $ 467,644
                                                                            =========      =========
LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
 Deposits
  Non-interest-bearing ................................................     $  31,790      $  25,983
  Interest-bearing (including certificates of
   deposit over $100 of approximately
   $46,338 and $45,600 in 2002 and 2001, respectively) ................       410,434        378,577
                                                                            ---------      ---------
   Total deposits .....................................................       442,224        404,560

 Securities sold under repurchase agreements ..........................         1,075         13,298
 Advances from borrowers for taxes and insurance ......................         3,397          3,111
 Accrued interest payable .............................................          --               42
 Goodwill, net ........................................................          --            1,679
 Other liabilities ....................................................         3,917          3,539
                                                                            ---------      ---------
   Total liabilities ..................................................       450,613        426,229
                                                                            ---------      ---------

Stockholders' equity
 Common stock, no par value; authorized 15,000,000 shares; outstanding,
  4,534,611 in 2002 and 2001 ..........................................        41,985         40,994
 Retained earnings ....................................................         4,914          1,768
 Accumulated other comprehensive income ...............................         1,277            167
 Employee stock ownership plan ........................................        (1,631)        (1,136)
 Treasury stock, at cost, 72,325 shares in 2002 and 2001, respectively           (378)          (378)
                                                                            ---------      ---------

   Total stockholders' equity .........................................        46,167         41,415
                                                                            ---------      ---------
   Total liabilities and stockholders' equity .........................     $ 496,780      $ 467,644
                                                                            =========      =========

        The accompanying notes are an integral part of these statements.

                       PSB BANCORP, INC. AND SUBSIDIARIES

                        Consolidated Statements of Income

                                                                                       YEAR ENDED DECEMBER 31,
                                                                                       -----------------------
                                                                                    2002           2001          2000
                                                                                    ----           ----          ----
                                                                                            (Dollars in thousands)

INTEREST INCOME
 Loans, including fees .......................................................     $ 26,364      $ 21,421      $ 16,054
 Investment securities .......................................................        4,232         5,049         4,846
 Deposits in banks ...........................................................        1,102           458           239
                                                                                   --------      --------      --------

   Total interest income .....................................................       31,698        26,928        21,139
                                                                                   --------      --------      --------

INTEREST EXPENSE
 Deposits ....................................................................       12,927        13,450         8,042
 Borrowings ..................................................................          325           561         2,582
                                                                                   --------      --------      --------

   Total interest expense ....................................................       13,252        14,011        10,624
                                                                                   --------      --------      --------

   Net interest income .......................................................       18,446        12,917        10,515

PROVISION FOR POSSIBLE LOAN LOSSES ...........................................        1,437           270           100
                                                                                   --------      --------      --------

   Net interest income after provision for possible loan losses ..............       17,009        12,647        10,415
                                                                                   --------      --------      --------

NON-INTEREST INCOME
 Service charges on deposit accounts .........................................        1,665         1,074           412
 Loss on sale of loans and real estate owned .................................          (16)          (18)         (224)
 Loss on write down of equity investment .....................................          (32)         (154)       (2,601)
 Bank-owned life insurance ...................................................          560           310          --
 Other .......................................................................          904           342           499
                                                                                   --------      --------      --------
   Total non-interest income .................................................        3,081         1,554        (1,914)
                                                                                   --------      --------      --------

NON-INTEREST EXPENSE
 Salaries and employee benefits ..............................................        8,294         5,053         4,383
 Occupancy and equipment .....................................................        1,932         1,154         1,162
 Professional services .......................................................        1,062           385           381
 Data processing .............................................................          677           594           356
 Directors' fees .............................................................          388           282           246
 Other .......................................................................        4,731         2,926         1,798
                                                                                   --------      --------      --------

   Total non-interest expense ................................................       17,084        10,394         8,326
                                                                                   --------      --------      --------

   Income before income tax expense and cumulative effect of accounting change        3,006         3,807           175

INCOME TAX EXPENSE ...........................................................        1,189           755            10
                                                                                   --------      --------      --------

   Income before cumulative effect of accounting change ......................        1,817         3,052           165

CUMULATIVE EFFECT OF ACCOUNTING CHANGE .......................................        1,329          --            --
                                                                                   --------      --------      --------

NET INCOME ...................................................................     $  3,146      $  3,052      $    165
                                                                                   ========      ========      ========

PER SHARE DATA
 Income before cumulative effect of accounting change - basic ................     $   0.43      $   0.73      $   0.04
                                                                                   ========      ========      ========
 Income before cumulative effect of accounting change - diluted ..............     $   0.42      $   0.72      $   0.04
                                                                                   ========      ========      ========
 Cumulative effect of accounting change - basic ..............................     $   0.32      $   --        $   --
                                                                                   ========      ========      ========
 Cumulative effect of accounting change - diluted ............................     $   0.32      $   --        $   --
                                                                                   ========      ========      ========
 Net income - basic ..........................................................     $   0.75      $   0.73      $   0.04
                                                                                   ========      ========      ========
 Net income - diluted ........................................................     $   0.74      $   0.72      $   0.04
                                                                                   ========      ========      ========

        The accompanying notes are an integral part of these statements.

            PSB BANCORP, INC. AND SUBSIDIARIES

       Consolidated Statement of Changes in Stockholders' Equity

             Years ended December 31, 2002, 2001 and 2000


                                                               Retained       Accumulated
                                                               earnings         other       Unallocated
                                                Common       (accumulated)   comprehensive    ESOP       Treasury
                                                 stock         deficit)      income (loss)   shares       stock        Total
                                                 ------        --------      -------------  ----------   --------      -----
Balance at January 1, 2000 .................     $ 40,873      $ (1,136)     $ (2,331)     $ (1,359)     $   --        $ 36,047
Allocation of ESOP shares ..................         (163)         --            --             248          --              85
Purchases of treasury stock ................         --            --            --            --          (2,279)       (2,279)
Comprehensive income
 Net income ................................         --             165          --            --            --             165
 Change in net unrealized loss on securities
  available-for-sale, net of tax effect ....         --            --           1,964          --            --           1,964
                                                                                                                       --------

   Total comprehensive income ..............         --            --            --            --            --           2,129
                                                 --------      --------      --------      --------       -------      --------
Balance at December 31, 2000 ...............       40,710          (971)         (367)       (1,111)       (2,279)       35,982
Allocation of ESOP shares ..................            3          --            --             (25)         --             (22)
Allocation of MRP shares ...................          322          --            --            --            --             322
Treasury shares issued in Jade acquisition .          (41)         (313)         --            --           1,901         1,547
Comprehensive income
 Net Income ................................         --           3,052          --            --            --           3,052
 Change in net unrealized loss on securities
  available-for-sale, net of tax effect ....         --            --             534          --            --             534
                                                                                                                        -------

   Total comprehensive income ..............         --            --            --            --            --           3,586
                                                 --------      --------      --------      --------       -------      --------
Balance at December 31, 2001 ...............       40,994         1,768          167        (1,136)          (378)       41,415
Allocation of ESOP shares ..................          991          --            --           (495)          --             496
Comprehensive income
 Net Income ................................         --           3,146          --            --            --           3,146
 Change in net unrealized gain on securities
  available-for-sale, net of tax effect ....         --            --           1,110          --            --           1,110
                                                                                                                       --------

   Total comprehensive income ..............                                                                              4,256
                                                 --------      --------      --------      --------       -------      --------
Balance at December 31, 2002 ...............     $ 41,985      $  4,914      $  1,277      $ (1,631)     $   (378)     $ 46,167
                                                 ========      ========      ========      ========      ========      ========

         The accompanying notes are an integral part of this statement.

                       PSB BANCORP, INC. AND SUBSIDIARIES

                      Consolidated Statements of Cash Flows

                                                                                   YEAR ENDED DECEMBER 31,
                                                                                   -----------------------
                                                                             2002             2001           2000
                                                                             ----             ----           ----
                                                                                      (Dollars in thousands)
Cash flows from operating activities
 Net income ..........................................................     $   3,146      $   3,052      $     165
 Adjustments to reconcile net income to net cash
  provided by operating activities
  Provision for possible loan losses .................................         1,437            270            100
  Depreciation and amortization ......................................           640            350            195
  Amortization of discounts and accretion of premiums
   on investment securities ..........................................           160             47             63
  Amortization of negative goodwill ..................................        (1,329)           (73)          --
  Write-down of real estate owned ....................................            16             18            224
  Write-down of equity investments ...................................            32            154          2,601
  Proceeds from sale of loans ........................................        31,194         28,303          9,376
  Origination of loans held-for-sale .................................       (32,907)       (36,365)       (10,235)
  Deferred income taxes ..............................................           449           --              (90)
  ESOP (credit) expense ..............................................           496            (22)            86
  Decrease (increase) in accrued interest receivable .................          (574)           956            281
  (Increase) decrease in other assets ................................         1,665         (1,380)           191
  (Decrease) increase in accrued interest payable ....................           (42)          (400)           (73)
  Increase (decrease) change in accrued expenses .....................           379          3,468            667
                                                                           ---------      ---------      ---------

   Net cash (used in) provided by operating activities ...............         4,762         (1,622)         3,551
                                                                           ---------      ---------      ---------

Cash flows from investing activities
 Payment to acquire Jade, net of cash acquired and debt assumed ......          --           16,998            --
 Purchase of investment securities, available-for-sale ...............        (5,000)       (10,375)          (500)
 Proceeds from maturities and calls of investment securities .........        22,728         35,116          4,394
 Redemption (purchase) of Federal Home Loan Bank Stock ...............           221          1,157           (550)
 Net (increase) decrease in loans ....................................         7,652        (23,276)        21,201
 Proceeds from sale of real estate owned .............................           542            982            407
 Purchase of premises and equipment ..................................        (1,119)        (1,038)          (319)
                                                                           ---------      ---------      ---------

   Net cash provided by investing activities .........................        25,024         19,564         24,633
                                                                           ---------      ---------      ---------
Cash flows from financing activities
 Net increase in deposits ............................................        37,664         17,691         10,877
 Increase (decrease) in securities sold under agreements to repurchase       (12,223)           104         (2,239)
 Treasury stock acquired .............................................          --             --           (2,279)
 Net decrease in borrowed funds ......................................          --             --          (34,000)
 Increase in advances for borrowers' taxes and insurance .............           286          1,113             88
                                                                           ---------      ---------      ---------

   Net cash provided by (used in) financing activities ...............        25,727         18,908        (27,553)
                                                                           ---------      ---------      ---------
   Net increase in cash and cash equivalents .........................        55,513         36,850            631

Cash and cash equivalents at beginning of year .......................        54,756         17,906         17,275

Cash and cash equivalents at end of year .............................     $ 110,269      $  54,756      $  17,906
                                                                           =========      =========      =========

        The accompanying notes are an integral part of these statements.

                       PSB BANCORP, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                        December 31, 2002, 2001 and 2000


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    PSB Bancorp, Inc. (the Company), primarily through its subsidiary, First Penn Bank (the Bank) operates twelve branch offices, makes residential, construction, commercial, student and consumer loans to customers and provides community-banking services to individuals and corporate customers principally within Southeastern Pennsylvania and Southern New Jersey. The Company's principal business is the ownership of the Bank.

    The Bank also conducts activities through its subsidiaries; Transnational Mortgage Corporation (TNMC), a wholly owned subsidiary, which originates residential loans. PSA Financial Corporation (PSA), a wholly owned subsidiary, which originates residential and consumer loans. PSA Consumer Discount (PCD), a wholly owned subsidiary of PSA Financial, which originates consumer loans, principally within, but not limited to, the County of Philadelphia, Pennsylvania. PSA Service Corporation (PSC), a wholly owned subsidiary, processes all loans for the Bank and the other subsidiaries. Jade Abstract Company, a wholly owned subsidiary, issuing title insurance for residential properties, and Jade Insurance Company, a wholly owned subsidiary, which sells insurance products in an agency status.

    The Bank competes with other banking and financial institutions in its primary market communities, including financial institutions with resources substantially greater than its own. Commercial banks, savings banks, savings and loan associations, and credit unions actively compete for savings and time deposits, and for types of loans. Such institutions, as well as consumer finance, insurance, and brokerage firms, may be considered competitors of the Bank with respect to one or more of the services it provides.

    The Bank is subject to regulations of certain state and federal agencies and, accordingly, is periodically examined by those regulatory authorities. As a consequence of the extensive regulation of commercial banking activities, the Bank's business is particularly susceptible to being affected by state and federal legislation and regulations.

    1.  BASIS OF FINANCIAL STATEMENT PRESENTATION

    The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (US GAAP) and predominant practices within the banking industry. The accompanying consolidated financial statements include the accounts of the Company, and all its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated.

    In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheets and the reported amounts of revenues and expenses during the reporting periods. Therefore, actual results could differ significantly from those estimates.

    The principal estimate that is particularly susceptible to significant change in the near term relates to the allowance for possible loan losses. The evaluation of the adequacy of the allowance for loan losses includes an analysis of the individual loans and overall risk characteristics and size of the different loan portfolios, and takes into consideration current economic and market conditions, the capability of specific borrowers to pay specific loan obligations, as well as current loan collateral values. However, actual losses on specific loans, which also are encompassed in the analysis, may vary from estimated losses.

                                   (Continued)

                       PSB BANCORP, INC. AND SUBSIDIARIES

                        December 31, 2002, 2001 and 2000


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

    Statement of Financial Accounting Standards (SFAS) No. 131, "Disclosures about Segments of an Enterprise and Related Information," establishes standards for the way public business enterprises report information about operating segments in annual financial statements. The Company has one operating segment and, accordingly, one reportable segment, "Community Banking." All of the Company's activities are interrelated, and each activity is dependent and assessed based on how each of the activities of the Company supports the other. For example, commercial and industrial lending is dependent upon the ability of the Company to fund itself with retail deposits and other borrowings and to manage interest rate and credit risk. This situation is also similar for consumer and residential and commercial mortgage lending. All significant operating decisions are based upon analysis of the Company as one operating segment.

    2.  CASH AND CASH EQUIVALENTS

    Cash and cash equivalents include cash on hand, demand deposits maintained in depository institutions, and federal funds sold. Generally, federal funds are purchased and sold for one-day periods.

    At December 31, 2002, the Company maintained a required reserve with the Federal Reserve Bank of approximately $320,000.

    Cash paid during the year for interest and income taxes are as follows (in thousands):

                                          2002           2001           2000
                                        ---------      --------      ---------
       Interest                         $  13,252      $ 13,970      $  10,697
       Income taxes                           875           755            700

    3.  INVESTMENT AND MORTGAGE-BACKED SECURITIES

    Investment and mortgage-backed securities are classified in one of three categories: held-to-maturity, trading, or available-for-sale. Debt securities that the Company has the positive intent and ability to hold to maturity are classified as held-to-maturity and are reported at amortized cost. As the Company does not engage in security trading, the balance of its debt securities and any equity securities are classified as available-for-sale. Net unrealized gains and losses for such securities, net of tax, are required to be recognized as a separate component of shareholders' equity and excluded from the determination of net income. Gains or losses on the sales of securities available-for-sale are recognized upon realization utilizing the specific identification method.

    SFAS No. 133, as amended by SFAS No. 138, "Accounting for Certain Derivative Financial Instruments and Certain Hedging Activities," established accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the Statement of Financial Position and measure those instruments at fair value. The Company adopted SFAS No. 138 as amended, and the adoption did not have a material impact on its financial position or results of operations.


                                   (Continued)

                       PSB BANCORP, INC. AND SUBSIDIARIES

                        December 31, 2002, 2001 and 2000


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

    SFAS No. 119, "Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments," requires disclosures about financial instruments, which are defined as futures, forwards, swap and option contracts and other financial instruments with similar characteristics. On-balance-sheet receivables and payables are excluded from this definition. The Company did not hold any derivative financial instruments as defined by SFAS No. 119 at December 31, 2002 or 2001.

    4.  LOANS AND ALLOWANCE FOR POSSIBLE LOAN LOSSES

    Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding principal adjusted for any charge-offs, the allowance for possible loans losses and any deferred fees or costs on originated loans. Interest on loans is accrued and credited to operations based upon the principal amounts outstanding.

    Loan fees and certain direct loan origination costs are deferred and the net fee or cost is recognized as an adjustment of the loan yield over the contractual life of the loan using the interest method. When a loan is sold, unamortized net fees are recognized as income. Other loan fees and charges representing service costs for the prepayment of loans, for delinquent payments or for miscellaneous loan services are recognized when collected. Commitment fees and costs relating to commitments whose likelihood of exercise is remote are recognized over the commitment period on a straight-line basis. If the commitment is subsequently exercised during the commitment period, the remaining unamortized commitment fee at the time of exercise is recognized over the life of the loan as an adjustment of yield.

    The allowance for possible loan losses is established through a provision for possible loan losses charged to expenses. Loans are charged against the allowance for possible loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb loan losses on existing loans that may become uncollectible based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans and current economic conditions that may affect the borrower's ability to pay.

    Accrual of interest is discontinued on a loan when principal and interest become 90 days or more past due and when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful. Once a loan is placed on non-accrual status, interest previously accrued and uncollected is charged to operations and interest is included in income thereafter only to the extent actually received in cash. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions or any of the other factors used in management's determination. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for losses on loans. Such agencies may require the Company to recognize additions to the allowance based on their judgments about information available to them at the time of their examination.


                                   (Continued)

                       PSB BANCORP, INC. AND SUBSIDIARIES

                        December 31, 2002, 2001 and 2000


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

    The Company accounts for its impaired loans in accordance with SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," as amended by SFAS No 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures." This standard requires that a creditor measure impairment based on the present value of expected future cash flows discounted at the loan's effective interest rate, except that, as a practical expedient, a creditor may measure impairment based on a loan's observable market price, or the fair value of the collateral if the loan is collateral dependent. Regardless of the measurement method, a creditor must measure impairment based on the fair value of the collateral when the creditor determines that foreclosure is probable.

    The Company accounts for its transfers and servicing assets in accordance with SFAS No. 140, "Accounting for Transfers of Financial Assets and Extinguishments of Liabilities," which revised the accounting and reporting for transfers and servicing of financial assets and extinguishments of liabilities. SFAS No. 140 is effective for transfers and servicing of financial assets and extinguishments of liabilities after March 31, 2001.

    On July 6, 2001, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) No. 102, Selected Loan Loss Allowance Methodology and Documentation Issues. SAB No. 102 provides guidance on the development, documentation, and application of a systematic methodology for determining the allowance for loan loses in accordance with US GAAP and was effective upon issuance. The adoption of SAB No. 102 did not have an impact on the Company's financial position or results of operations.

    5.  LOANS HELD-FOR-SALE

    Loans held-for-sale are carried at the lower of cost or fair value. Management has determined, using an aggregate asset basis, that the cost of loans held for sale approximate fair value at December 31, 2002 and 2001. Accordingly, no loss has been recognized on loans held-for-sale.

    Mortgage loans originated and intended for sale in the secondary market are carried at the lower of aggregate cost or estimated fair value. Gains and losses on the sales of loans are also accounted for in accordance with SFAS No. 134, "Accounting for Mortgage Securities Retained after the Securitizations of Mortgage Loans Held-for-Sale by a Mortgage Banking Enterprise." This statement requires that an entity engaged in mortgage banking activities classify the retained mortgage-backed security or other interest, which resulted from the securitizations of a mortgage loan held-for-sale based upon its ability and intent to sell or hold these investments.

    6.  BANK-OWNED LIFE INSURANCE (BOLI)

    BOLI involves the purchasing of life insurance by the Company on a chosen group of employees. The Company is the owner and beneficiary of the policies. This pool of insurance, due to tax advantages to the Banks, is profitable to the Company. Bank deposits fund BOLI and the earnings from BOLI are recognized as non-interest income.


                                   (Continued)

                       PSB BANCORP, INC. AND SUBSIDIARIES

                        December 31, 2002, 2001 and 2000


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

    7.  PREMISES AND EQUIPMENT

    Premises and equipment are stated at cost less accumulated depreciation. Depreciation is charged to operations on a straight-line basis over the estimated useful lives of the assets.

    On January 1, 2002, the Company adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets," was issued. SFAS No. 144 retains the existing requirements to recognize and measure the impairment of long-lived assets to be held and used or to be disposed of by sale. SFAS No. 144 also changes the requirements relating to reporting the effects of a disposal or discontinuation of a segment of a business. The adoption of this statement did not have an impact on the financial condition or results of operations of the Company.

    8.  INCOME TAXES

    Under the liability method deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities as measured by the enacted tax rates which will be in effect when these differences reverse. Deferred tax expense is the result of changes in deferred tax assets and liabilities.

    The Company and its subsidiaries file a consolidated federal income tax return and the amount of income tax expense or benefit is computed and allocated on a separate return basis.

    9.  EARNINGS PER SHARE

    The Company follows the provisions of SFAS No. 128, "Earnings Per Share." Basic EPS excludes dilution and is computed by dividing income available to common shareholders by the weighted average common shares outstanding during the period. Diluted EPS takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock. EPS is computed based on the weighted-average number of shares of common stock outstanding.

    10.  ADVERTISING COSTS

    The Company expenses advertising costs as incurred.


                                   (Continued)

                       PSB BANCORP, INC. AND SUBSIDIARIES

                        December 31, 2002, 2001 and 2000


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

    11.  ACCOUNTING FOR STOCK-BASED COMPENSATION

    The Company follows SFAS No. 123, "Accounting for Stock-Based Compensation," as amended by SFAS No. 148, which allows an entity to use a fair value-based method for valuing stock-based compensation, which measures compensation cost at the grant date based on the fair value of the award. Compensation is then recognized over the service period, which is usually the vesting period. Alternatively, the statement permits entities to elect accounting for employee stock options and similar instruments under Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees." The Company's stock option plans are accounted for under APB Opinion No. 25. Entities that continue to account for stock options using APB Opinion No. 25 are required to make pro forma disclosures of net income and earnings per share, as if the fair value-based method of accounting defined in SFAS No. 123 had been applied.

    At December 31, 2002, the Company's four Option Plans provide for the grant of (i) options to purchase Common Stock intended to qualify as incentive stock options (Incentive Stock Option) under Section No. 422 of the Code, and (ii) options that do not so qualify (Nonqualified Stock Options). Pursuant to the Option Plans, up to 259,743 shares of Common Stock (subject to adjustment) will be reserved for issuance by the Company upon exercise of stock options to be granted to certain officers and employees of the Company from time to time under the Option Plans. The purpose of the Option Plans is to give certain officers and employees an opportunity to acquire common stock and thereby help the Company attract, retain and motivate key employees and officers. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS
    No. 123 to stock-based compensation:

                                                                    2002          2001          2000
                                                                  ---------     ---------      -------
      Net income
         As reported                                              $   3,146     $   3,052      $   165
         Less stock-based compensation costs determined under
           the fair value-based method for all awards                  --             (81)         (96)
                                                                  ---------     ---------      -------

         Pro forma                                                $   3,146     $   2,971      $    69
                                                                  =========     =========      =======

      Basic earnings per share
         As reported                                              $   0.75      $    0.73      $  0.04
         Pro forma                                                $   0.75      $    0.71      $  0.02

      Diluted earnings per share
         As reported                                              $   0.74      $    0.72      $  0.04
         Pro forma                                                $   0.74      $    0.70      $  0.02

    There were no options granted in 2002, 2001 or 2000.


                                   (Continued)

                       PSB BANCORP, INC. AND SUBSIDIARIES

                        December 31, 2002, 2001 and 2000


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

    12.  COMPREHENSIVE INCOME

    The Company reports comprehensive income, which includes net income, as well as certain other items, which result in a change to equity during the period. The income tax effects allocated to comprehensive income are as follows:

                                                                        December 31, 2002
                                                           ------------------------------------------
                                                            Before tax         Tax         Net of tax
                                                              amount         expense         amount
                                                           ------------     ---------      ----------
                                                                         (in thousands)
      Unrealized gains on securities
         Unrealized holding gains arising during period        $1,682        $ (572)        $1,110
                                                               ------        ------         ------

      Other comprehensive income, net                          $1,682        $ (572)        $1,110
                                                               ======        ======         ======


                                                                        December 31, 2001
                                                           ------------------------------------------
                                                            Before tax         Tax         Net of tax
                                                              amount         expense         amount
                                                           ------------     ---------      ----------
                                                                         (in thousands)

      Unrealized gains on securities
         Unrealized holding gains arising during period        $1,276        $ (742)        $  534
                                                               ------        ------         ------

      Other comprehensive income, net                          $1,276        $ (742)        $  534
                                                               ======        ======         ======


                                                                        December 31, 2000
                                                           ------------------------------------------
                                                            Before tax         Tax         Net of tax
                                                              amount         expense         amount
                                                           ------------     ---------      ----------
                                                                         (in thousands)

      Unrealized gains on securities
         Unrealized holding gains arising during period        $ 5,776        $(3,812)        $ 1,964
                                                               -------        -------         -------

      Other comprehensive income, net                          $ 5,776        $(3,812)        $ 1,964
                                                               =======        =======         =======

                                   (Continued)

                       PSB BANCORP, INC. AND SUBSIDIARIES

                        December 31, 2002, 2001 and 2000

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

    13.  NEW ACCOUNTING PRONOUNCEMENT

    In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities ("FIN 46"). FIN 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns, or both. FIN 46 also requires disclosures about variable interest entities that a company is not required to consolidate, but in which it has a significant variable interest. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to existing entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company is currently evaluating the impact that FIN 46 will have on its consolidated financial position and results of operations.

    14.  RECLASSIFICATIONS

    Certain 2001 and 2000 amounts have been reclassified to conform to the 2002 presentation.

NOTE B - ACQUISITION

    On June 29, 2001, the Company acquired JADE Financial Corp. (Jade) and its wholly owned subsidiary, IGA in a cash transaction valued at approximately $25 million. The acquisition was accounted for using the purchase method. Each outstanding share of Jade common stock, other than those shares held by the JADE Employee Stock Ownership Plan (the JADE ESOP), were automatically converted into the right to receive a cash payment equal to $13.55 per share of Company common stock, equal to an exchange ratio of 2.667 shares of Company common stock for each share of Jade common Stock held by the JADE ESOP and the JADE ESOP Participants. The conversion of the JADE ESOP resulted in the issuance of 375,717 shares of Company common stock held in treasury and the redemption of 8,127 shares for approximately $110,000 in cash.

    The acquisition of Jade resulted in the Company recording negative goodwill of approximately $1,752,000. The negative goodwill was being amortized over ten years on a straight-line basis during the year ended December 31, 2001, and resulted in income of approximately $73,000. On January 1, 2002, after reducing the carrying value of the acquired deferred tax asset of JADE by approximately $350,000, PSB recognized, as a cumulative effect of an accounting change, approximately $1.3 million of unamortized negative goodwill, in conjunction with the adoption of SFAS No. 142, "Goodwill and Other Intangible Assets."

    Results of operations of Jade, subsequent to June 29, 2001, are included in the Company's results of operations for the year ended December 31, 2002 and 2001. The unaudited proforma combined historical results, as if Jade had been acquired at the beginning of fiscal 2001 and 2000, respectively, are estimated to be:

                                                    2001           2000
                                                  --------      ---------
       Interest income                            $ 33,854      $  35,254
       Interest expense                             17,690         17,584
       Net income (loss)                             3,788           (969)
       Basic earnings (loss) per share                0.90          (0.24)
       Diluted earnings (loss) per share              0.89          (0.24)


                                   (Continued)

                       PSB BANCORP, INC. AND SUBSIDIARIES

                        December 31, 2002, 2001 and 2000

NOTE B - ACQUISITION - Continued

    The proforma results are not necessarily indicative of what actually would have occurred if the acquisition had been completed as of the beginning of each fiscal period presented, nor are they necessarily indicative of future consolidated results.

NOTE C - INVESTMENT SECURITIES

    The following tables present the amortized cost, gross unrealized gains and losses and fair values of the Company's investment securities available-for-sale and held-to-maturity as of December 31, 2002 and 2001 (in thousands):

                                                                            DECEMBER 31, 2002
                                                       -----------------------------------------------------------
                                                                          Gross           Gross
                                                        Amortized      unrealized      unrealized         Fair
                                                          cost            gains          losses           value
                                                       -----------    ------------    ------------    ------------
      Investment securities available-for-sale
         Mutual funds                                      $ 2,434        $    61        $  --          $ 2,495
         State and municipal obligations                     3,427             31           --            3,458
                                                           -------        -------        -------        -------
                                                             5,861             92           --            5,953
                                                           -------        -------        -------        -------

      Mortgage-backed securities available-for-sale
         FNMA certificates                                  31,908          1,512           --           33,420
         GNMA certificates                                  10,026            331           --           10,357
                                                           -------        -------        -------        -------
                                                            41,934          1,843           --           43,777
                                                           -------        -------        -------        -------
                                                           $47,795        $ 1,935        $  --          $49,730
                                                           =======        =======        =======        =======

      Investment securities held-to-maturity
         U.S. Government and agency securities             $ 5,000        $    14        $  --          $ 5,014
                                                           -------        -------        -------        -------
                                                             5,000             14           --            5,014
                                                           -------        -------        -------        -------

      Mortgage-backed-securities held-to-maturity
         GNMA Certificates                                 $ 1,287        $    41        $  --          $ 1,328
         FHLMC Certificates                                     21           --             --               21
         Other mortgage-backed securities                      160              1           --              161
                                                           -------        -------        -------        -------
                                                             1,468             42           --            1,510
                                                           -------        -------        -------        -------
                                                           $ 6,468        $    56        $  --          $ 6,524
                                                           =======        =======        =======        =======

                                   (Continued)

                       PSB BANCORP, INC. AND SUBSIDIARIES

                        December 31, 2002, 2001 and 2000



NOTE C - INVESTMENT SECURITIES - Continued

                                                                           DECEMBER 31, 2001
                                                       -----------------------------------------------------------------
                                                                            Gross             Gross
                                                        Amortized        unrealized        unrealized           Fair
                                                          cost              gains            losses             value
                                                       -----------      ------------      ------------      ------------
      Investment securities available-for-sale
         Mutual funds                                      $  2,354            --               --           $  2,354
         State and municipal obligations                      3,449            --                (54)           3,395
                                                           --------        --------         --------         --------
                                                              5,803            --                (54)           5,749
                                                           --------        --------         --------         --------

      Mortgage-backed securities available-for-sale
         FNMA certificates                                   46,095             213             --             46,308
         GNMA certificates                                   17,778              99             --             17,877
                                                           --------        --------         --------         --------
                                                             63,873             312             --             64,185
                                                           --------        --------         --------         --------
                                                           $ 69,676        $    312         $    (54)        $ 69,934
                                                           ========        ========         ========         ========

      Mortgage-backed-securities held-to-maturity
         GNMA Certificates                                 $  1,892        $     28         $   --           $  1,920
         FHLMC Certificates                                     139               4             --                143
         Other mortgage-backed securities                       279               4             --                283
                                                           --------        --------         --------         --------
                                                           $  2,310        $     36         $   --           $  2,346
                                                           ========        ========         ========         ========

    There were no sales of investment securities in 2002, 2001 and 2000.

    The amortized cost and fair value of the Company's investment securities at December 31, 2002, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties (in thousands).


                                   (Continued)

                       PSB BANCORP, INC. AND SUBSIDIARIES

                        December 31, 2002, 2001 and 2000


NOTE C - INVESTMENT SECURITIES - Continued

                                                     AVAILABLE-FOR-SALE             HELD-TO-MATURITY
                                                 ---------------------------     ------------------------
                                                  Amortized        Fair          Amortized       Fair
                                                    cost           value           cost          value
                                                 -----------     ----------      ---------      ---------
      Due in one year or less                       $   910        $   918        $ 5,000        $ 5,014
      Due after one year through five years           2,517          2,540           --             --
      Due after five years through ten years           --             --             --             --
      Due after ten years                             2,434          2,495           --             --
                                                    -------        -------        -------        -------
                                                      5,861          5,953          5,000          5,014
      Mortgage-backed securities                     41,934         43,777          1,468          1,510
                                                    -------        -------        -------        -------
                                                    $47,795        $49,730        $ 6,468        $ 6,524
                                                    =======        =======        =======        =======

    No investment securities were pledged to secure public funds at December 31, 2002.

NOTE D - LOANS

    Loans are as follows:

                                           2002              2001
                                        ----------         ---------
                                               (in thousands)
      Real estate loans
         One-to four-family              $ 106,496         $ 126,484
         Multifamily                         4,082             2,201
         Construction loans                 28,853            24,501
         Non-residential                   102,739            58,601
      Student loans                          4,580            33,800
      Consumer loans                        29,086            21,174
      SBA loans                              7,303             9,934
      Commercial loans                       9,417            23,908
                                         ---------         ---------
                                           292,556           300,603
      Unearned fees and discounts             (323)             (552)
      Allowance for loan losses             (3,603)           (2,871)
                                         ---------         ---------
         Loans                           $ 288,630         $ 297,180
                                         =========         =========

    In the ordinary course of business, the Company has granted loans to shareholders, officers, directors, and their affiliates. All loan transactions entered into between the Company and such related parties were made on the same terms and conditions as transactions with all other parties. In management's opinion, such loans are consistent with sound banking practices and are within applicable regulatory lending limitations. The aggregate approximate amount of these loans outstanding at December 31, 2002 and 2001 was $4,400,000 and $2,400,000, respectively. New loans and repayments amounted to approximately $2,900,000 and $900,000, respectively, during the year ended December 31, 2002.

                                   (Continued)

                       PSB BANCORP, INC. AND SUBSIDIARIES

                        December 31, 2002, 2001 and 2000


NOTE D - LOANS - Continued

    Non-performing assets include loans past due 90 days or more, impaired loans and other real estate owned. The aggregate amount of these assets at December 31, 2002 and 2001 was approximately $4,900,000 and $4,700,000, respectively.

    At December 31, 2002, the Company's impaired loans consisted of 44 commercial real estate loans with a total recorded balance of approximately $3,090,000 for which specific allowances of approximately $674,000 have been established. At December 31, 2001, the Company's impaired loans consisted of 39 commercial real estate loans with a total recorded balance of approximately $3,500,000 for which specific allowances of approximately $825,000 have been established. The average investment in impaired loans for the years ended December 31, 2002 and 2001 was approximately $3,295,000 and $3,500,000, respectively.

    Changes in the allowance for possible loan losses were as follows:

                                                                       2002            2001            2000
                                                                     --------        ---------       --------
                                                                                  (in thousands)
      Balance at the beginning of the year                            $ 2,871         $ 1,349         $ 1,231
      Acquisition of Jade's allowance for possible loan losses           --             1,874            --
      Provision for loan loss                                           1,437             270             100
      Recoveries of loans previously charged off                          151             166              18
      Charged off                                                        (856)           (788)           --
                                                                      -------         -------         -------

      Ending balance                                                  $ 3,603         $ 2,871         $ 1,349
                                                                      =======         =======         =======

NOTE E - PREMISES AND EQUIPMENT

    Premises and equipment are as follows:

                                                                          December 31,
                                                   Estimated       ---------------------------
                                                  useful lives       2002            2001
                                                  -------------    ----------      -----------
                                                                         (in thousands)
       Land                                        Indefinite     $         10    $         10
       Buildings and improvements                     25-50              2,316           2,300
       Furniture, fixtures and equipment               3-10              5,516           4,413
                                                                    ----------      ----------
                                                                         7,842           6,723
       Less accumulated depreciation                                     4,855           4,215
                                                                    ----------      ----------
                                                                   $     2,987    $      2,508
                                                                    ==========     ===========

    Depreciation and amortization charged to operations amounted to approximately $640,000, $350,000 and $195,000 for the years ended December 31, 2002, 2001 and 2000, respectively.

                       PSB BANCORP, INC. AND SUBSIDIARIES

                        December 31, 2002, 2001 and 2000


NOTE F - EQUITY INVESTMENTS

    In 1999, the Company purchased a convertible debenture in the amount of $2,500,000 from a start-up Internet company that was unable to raise sufficient capital and ceased operations in 2000; accordingly, the Company recognized an impairment loss related to this investment during 2000 in the amount of $2,500,000.

    In January 1999, the Company purchased 1,600,000 shares of Series A convertible preferred stock, $0.01 par value per share (preferred stock) of McGuire Performance Solutions, Inc. (MPS) in the amount of $1,250,000. In February 2000, the Company purchased another 500,000 additional shares of the preferred stock in the amount of $500,000. In 2001, the Company purchased 375,000 additional shares in the amount of $375,000. In 2001, MPS changed its name to Iron Bridge Holdings, Inc. (Iron Bridge). In December 2002, the Company sold 304,350 shares for approximately $268,000. The Company does have the ability to exercise influence, but not control, over Iron Bridge. Accordingly, the investment in Iron Bridge is accounted for using the equity method of accounting. The Company includes its investment in Iron Bridge on the consolidated balance sheet in other assets. At December 31, 2002 and 2001, the investment in Iron Bridge was $1,570,000 and $1,869,000, respectively. The Company records its share of Iron Bridge's earnings or losses in investment security gain (losses) on the consolidated statement of income. The Company recognized its share of losses of approximately $32,000, $154,000 and $101,000 for the years ended December 31, 2002, 2001, and 2000, respectively.

NOTE G - DEPOSITS

    Deposits are summarized as follows:

                                                    December 31,
                                               -------------------------
                                                 2002            2001
                                               ---------       ---------
                                                   (in thousands)

      Demand                                    $ 31,790        $ 25,983
      NOW                                         14,983          18,675
      Money Market and Statement Savings         123,126          99,693
      Passbook savings                            32,617          29,995
      Certificates of deposit                    239,708         230,214
                                                --------        --------
                                                $442,224        $404,560
                                                ========        ========

    At December 31, 2002, scheduled maturities of certificates of deposit are as follows (in thousands):

       2003                              $    173,704
       2004                                    41,179
       2005                                    12,368
       2006                                     2,477
       2007                                     9,463
       Thereafter                                 517
                                         ------------
                                         $    239,708
                                         ============

                       PSB BANCORP, INC. AND SUBSIDIARIES

                        December 31, 2002, 2001 and 2000


NOTE H - BORROWING

    1.  FEDERAL HOME LOAN CORPORATION ADVANCES BORROWING

    Under an agreement with the Federal Home Loan Bank of Pittsburgh (FHLB), the Company has a line of credit available in the amount of approximately $174,438,000. As of December 31, 2002 and 2001, there was no amount outstanding on this line of credit, respectively. All FHLB advances are collateralized by a security agreement covering qualifying mortgage loans and unpledged treasury, agency and mortgage-backed securities which at December 31, 2002, had a combined carrying value of approximately $158,598,000. In addition, all FHLB advances are secured by the FHLB stock owned by the Company.

    2.  SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

    Securities sold under repurchase agreements are as follows:

                                                        December 31,
                                                  ------------------------
                                                    2002            2001
                                                  --------         -------
                                                       (in thousands)

      Balance at year-end                          $ 1,075         $13,298
      Average during the year                       13,375          13,314
      Maximum month-end balance                     13,577          13,695
      Weighted average rate during the year           2.42%           4.22%
      Rate at December 31                             2.52%           3.74%

NOTE I - INCOME TAXES

    The components of the provision for income taxes (benefit) are as follows (in thousands):

                                           2002         2001            2000
                                          ------       -------         -------

      Current
         Federal                          $  100        $  204         $  100
         State and local                      92            25           --
                                          ------        ------         ------
                                             192           229         $  100
                                          ------        ------         ------

      Deferred
         Federal expense (benefit)           997           503            (90)
         State and local                    --              23           --
                                          ------        ------         ------
                                             997           526            (90)
                                          ------        ------         ------
                                          $1,189        $  755         $   10
                                          ======        ======         ======


                                   (Continued)

                       PSB BANCORP, INC. AND SUBSIDIARIES

                        December 31, 2002, 2001 and 2000


NOTE I - INCOME TAXES - Continued

    A reconciliation between the reported income tax expense and the amount computed by multiplying income before income tax by the Federal statutory income tax rate is as follows (in thousands):

                                                        2002          2001          2000
                                                       -------       -------       --------
      Expected statutory income tax expense            $ 1,022       $ 1,294       $    60
      Increase (decrease) in taxes resulting from
         State and local taxes on income                    61            32          --
         Non-taxable income                               (256)         (197)          (39)
         Non-deductible expenses                           297          --            --
         Non-capitalized expenses                         --            (340)         --
         Other                                              81           (34)          (11)
                                                       -------       -------       -------

      Total income tax provision (benefit)             $ 1,189       $   755       $    10
                                                       =======       =======       =======

    Net deferred tax assets consist of the following (in thousands):

                                                                    2002          2001
                                                                  -------       -------
      Deferred tax assets
         Allowance for possible loan losses                       $   835       $   158
         Non-accrual interest                                         315           179
         Foundation charitable contribution carry over                 46           207
         Depreciation                                                 732         1,000
         Net operating loss carryforwards                             692           921
         Other                                                          9          --
         Acquired deferred tax asset                                 --           1,187
                                                                  -------       -------
                                                                    2,629         3,652
                                                                  -------       -------
      Deferred tax liabilities
         Unrealized gains on investment securities
            available-for-sale                                       (658)          (86)
         Other                                                        (48)          (74)
                                                                  -------       -------
                                                                     (706)         (160)
                                                                  -------       -------
            Net deferred tax asset, included in other assets      $ 1,923       $ 3,492
                                                                  =======       =======

                                   (Continued)

                       PSB BANCORP, INC. AND SUBSIDIARIES

                        December 31, 2002, 2001 and 2000




NOTE I - INCOME TAXES - Continued

    The Bank is not required to recapture approximately $2.5 million of its tax bad debt reserve, attributable to bad debt deductions taken by it prior to 1988, as long as the Bank continues to operate as a bank under federal tax law and does not use the reserve for any other purpose. In accordance with SFAS No. 109, the Bank has not recorded any deferred tax liability on this portion of its tax bad debt reserve. The tax that would be paid were the Bank ultimately required to recapture that portion of the reserve, would amount to approximately $0.8 million. At December 31, 2002, the Bank has net operating loss carryover of about $1,808 million expiring in 2020.

NOTE J - EARNINGS PER SHARE

    The following table illustrates the required disclosure of the reconciliation of the numerators and denominators of the basic and diluted EPS computation. The computation of diluted earnings per share for all periods excludes 1,371,200 options issued in connection with the 1999 First Bank acquisition, which have been deemed invalid by management. The December 31, 2000 diluted earnings per share has been restated to remove dilution associated with options deemed to be invalid.

                                                                                     Year Ended December 31, 2002
                                                                           -----------------------------------------------
                                                                                               Weighted
                                                                              Income        average shares      Per share
                                                                            (numerator)      (denominator)       amount
                                                                            -----------      -------------    ------------
                                                                                 (in thousands, except per share data)
          Basic earnings per share
              Income before cumulative effect of accounting change           $  1,817                           $     .43
              Cumulative effect of accounting change                            1,329                                 .32
                                                                               ------                           ---------

              Income available to common stockholders                        $  3,146             4,194         $     .75
                                                                              =======                            ========
          Effect of dilutive securities
               Stock options                                                                         75
                                                                                                -------
          Diluted earnings per share
              Income before cumulative effect of accounting change           $  1,817                           $     .42
              Cumulative effect of accounting change                            1,329                                 .32
                                                                               ------                             -------
              Income available to common stockholders
                  Plus effect of dilutive securities                         $  3,146             4,269         $     .74
                                                                              =======           =======          ========


    No options to purchase shares of common stock were anti-dilutive for the year ended December 31, 2002.


                                   (Continued)

                       PSB BANCORP, INC. AND SUBSIDIARIES

                        December 31, 2002, 2001 and 2000




NOTE J - EARNINGS PER SHARE - Continued


                                                                    Year ended December 31, 2001
                                                           ----------------------------------------------
                                                                              Weighted
                                                             Income        average shares      Per share
                                                           (numerator)      (denominator)       amount
                                                           -----------      -------------    ------------
                                                                (in thousands, except per share data)
      Basic earnings per share
          Income available to common stockholders              $3,052             4,203         $   0.73

      Effect of dilutive securities
          Stock options                                          --                  12            (0.01)
                                                               ------            ------            -----

      Diluted earnings per share
          Income available to common stockholders plus
             effect of dilutive securities                     $3,052             4,215         $   0.72
                                                               ======            ======         ========

    7,048 options to purchase shares of common stock with exercise prices ranging from $5.35 to $5.375 per share were not included in the computation of diluted EPS for the year ended December 31, 2001 because the exercise price was greater than the average market price of the common stock.

                                                                      Year ended December 31, 2000
                                                            -----------------------------------------------
                                                                                Weighted
                                                               Income        average shares      Per share
                                                             (numerator)      (denominator)       amount
                                                             -----------      -------------    ------------
                                                                   (in thousands, except per share data)
      Basic earnings per share
          Income available to common stockholders              $ 165               3,962         $   0.04

      Effect of dilutive securities
          Stock options                                         --                     2          --
                                                               -----               -----         -----

      Diluted earnings per share
          Income available to common stockholders plus
             effect of dilutive securities                     $ 165               3,964         $   0.04
                                                               =====               =====         ========


    176,469 options to purchase shares of common stock with exercise prices ranging from $5.35 to $5.375 per share were not included in the computation of diluted EPS for the year ended December 31, 2000 because the exercise price was greater than the average market price of the common stock.

                       PSB BANCORP, INC. AND SUBSIDIARIES

                        December 31, 2002, 2001 and 2000




NOTE K - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND CONCENTRATIONS
         OF CREDIT RISK

    The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets. The Company's exposure to credit loss in the event of non-performance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

    The Company had the following off-balance-sheet financial instruments whose approximate contract amounts represent credit risk at the dates indicated:

                                                December 31,
                                           ----------------------
                                            2002            2001
                                           -------        --------
                                              (in thousands)

      Commitments to extend credit         $10,858         $31,700
      Unused lines of credit                38,101          61,800
      Standby letters of credit              1,564           2,600
                                           -------         -------
                                           $50,523         $96,100
                                           =======         =======

    Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the customer. Collateral held varies but may include Small Business Administration guarantees, deposit accounts at the Company, marketable securities, personal or commercial real estate, accounts receivable, inventory, and equipment.

    Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support contracts entered into by customers. Most guarantees extend for one year. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company holds collateral to support these commitments.

    The Bank grants mortgage, consumer and construction loans primarily to customers in Southeastern Pennsylvania and Southern New Jersey. Although the Bank has a diversified loan portfolio, a substantial portion of its customers' ability to honor their contracts is dependent upon the local economy. The Bank's net investment in loans is subject to a significant concentration of credit risk given that the investment is primarily within a specific geographic area.

                                   (Continued)

                       PSB BANCORP, INC. AND SUBSIDIARIES

                        December 31, 2002, 2001 and 2000




NOTE L - LEASE COMMITMENTS

    The Company has entered into several non-cancelable operating lease agreements for its facilities. Additionally, the Company is responsible for pro rata operating expense escalations. The approximate minimum annual rental payments at December 31, 2002, under these leases are as follows:

       2003                         $    702,000
       2004                              556,000
       2005                              531,000
       2006                              294,000
       2007                              105,000
       Thereafter                        201,000
                                    ------------
                                    $  2,389,000
                                    ============

    Lease expense was approximately $740,000, $520,000 and $468,000 for the years ended December 31, 2002, 2001 and 2000, respectively.

NOTE M - FAIR VALUE OF FINANCIAL INSTRUMENTS

    SFAS No. 107 requires disclosure of the estimated fair value of an entity's assets and liabilities considered to be financial instruments. For the Company, as for most financial institutions, the majority of its assets and liabilities are considered financial instruments as defined in SFAS No. 107. However, many such instruments lack an available trading market, as characterized by a willing buyer and seller engaging in an exchange transaction. Therefore, the Company had to use significant estimations and present value calculations to prepare this disclosure, as required by SFAS No. 107. Accordingly, the information presented below does not purport to represent the aggregate net fair value of the Company.

    Changes in the assumptions or methodologies used to estimate fair values may materially affect the estimated amounts. Also, management is concerned that there may not be reasonable comparability between institutions due to the wide range of permitted assumptions and methodologies in the absence of active markets. This lack of uniformity gives rise to a high degree of subjectivity in estimating financial instrument fair values.

    Estimated fair values have been determined by the Company using the best available data and an estimation methodology suitable for each category of financial institutions. The estimation methodologies used, the estimated fair values, and recorded book balances at December 31, 2002 and 2001, respectively, are outlined below.

    For cash and due from banks, federal funds sold, and interest earning deposits with banks, the recorded book value of $110,269,000 and $54,756,000 approximates fair value at December 31, 2002 and 2001, respectively. The estimated fair values of investment securities are based on quoted market prices, if available. Estimated fair values are based on quoted market prices of comparable instruments if quoted market prices are not available.

                                   (Continued)

                       PSB BANCORP, INC. AND SUBSIDIARIES

                        December 31, 2002, 2001 and 2000


NOTE M - FAIR VALUE OF FINANCIAL INSTRUMENTS - Continued

    The fair value of loans held-for-sale with recorded book values of approximately $18,855,000 and $17,142,000 at December 31, 2002 and 2001 are
    determined using an aggregate asset basis method and are carried at fair value.

    The fair values of loans that management intends to hold for the foreseeable future are estimated based on a discounted cash flow analysis using interest rates currently offered for loans with similar terms to borrowers of similar credit quality. The carrying value of accrued interest approximates fair value.

    The estimated fair values of demand deposits (I.E., interest and non-interest bearing checking accounts, passbook savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (I.E., their carrying amounts). The fair value of variable rate certificates of deposit approximate their carrying amounts at the reporting date. The fair values of fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered to a schedule of aggregated expected monthly time deposit maturities. The carrying amount of accrued interest payable approximates its fair value.

                                                               2002                            2001
                                                     --------------------------    ----------------------------
                                                       Fair          Carrying          Fair          Carrying
                                                       value          amount           value          amount
                                                     ----------    ------------    ------------    ------------
                                                                                     (in thousands)
      Financial assets
         Investment securities held-to-maturity        $  6,524      $  6,468        $  2,346        $  2,310
         Investment securities available-for sale        49,730        49,730          69,934          69,934
         Loans                                          310,342       292,233         295,931         300,051

      Financial liabilities
         Deposits with no stated maturities             202,516       202,516         174,346         174,346
         Deposits with stated maturities                240,703       239,708         226,804         230,214


    The fair values of securities under agreements to repurchase totaling approximately $1,075,000 and $13,298,000 are estimated to approximate their recorded book balances at December 31, 2002 and 2001, respectively.

    The fair value of commitments to extend credit is estimated based on the amount of unamortized deferred loan commitment fees. The fair value of letters of credit is based on the amount of unearned fees plus the estimated costs to terminate the letters of credit. Fair values of unrecognized financial instruments including commitments to extend credit and the fair value of letters of credit are considered immaterial.

                       PSB BANCORP, INC. AND SUBSIDIARIES

                        December 31, 2002, 2001 and 2000



NOTE N - STOCK-BASED COMPENSATION

    A summary of the status of the Company's fixed stock option plan for the years ended December 31, 2002, 2001 and 2000, and changes during the years ending on those dates is presented below:

    The summary of stock options for all periods presented excludes 1,371,200 options issued in connection with the 1999 First Bank acquisition, which have been deemed invalid by management.


                                                 2002                      2001                       2000
                                         ----------------------      ---------------------     ---------------------
                                                       Weighted                  Weighted                   Weighted
                                                        average                   average                    average
                                          Number       exercise        Number    exercise        Number     exercise
                                            of         price per         of      price per         of       price per
                                          shares         share         shares      share         shares       share
                                         ---------    ---------      ---------   ---------     ---------   ---------
      Outstanding at beginning of year     284,742     $   4.96        284,742   $   4.96        284,742    $   4.96
      Options granted                         --            --            --         --             --         --
      Options exercised                       --            --            --         --             --         --
      Options forfeited                       --            --            --         --             --         --
                                           -------     --------        -------                   -------

      Outstanding at end of year           284,742     $   4.96        284,742   $   4.96        284,742    $   4.96
                                           =======                     =======                   =======


    No options were granted in 2002, 2001, or 2000.

    The following table summarizes information concerning options outstanding at December 31, 2002:

                                               OPTIONS OUTSTANDING                            OPTIONS EXERCISABLE
                              ---------------------------------------------------      -------------------------------
                                                      Weighted
                                  Number              average           Weighted            Number           Weighted
                              outstanding at         remaining           average        exercisable at        average
         Range of exercise     December 31,        contractual          exercise         December 31,        exercise
              prices               2002             life (years)          price              2002              price
       ---------------------  ---------------      --------------      ----------      ---------------      ----------
         $3.36 to $5.04            123,669           4.80 years          $  4.41            123,669          $   4.41
         $5.38                     161,073           6.83 years             5.38            161,073              5.38
                                 ---------           ----------            -----          ---------            ------
                                   284,742           5.95 years          $  4.96            284,742          $   4.74
                                 =========           ==========           ======          =========           =======

NOTE O - EMPLOYEE BENEFIT PLANS

    1.  DEFINED BENEFIT PENSION PLAN

    The Company maintains a non-contributory defined benefit plan (the Pension
    Plan) covering all employees, as defined under the pension plan document. The Pension Plan calls for benefits to be paid to eligible employees at

                                   (Continued)

                       PSB BANCORP, INC. AND SUBSIDIARIES

                        December 31, 2002, 2001 and 2000


NOTE O - EMPLOYEE BENEFIT PLANS - Continued

    retirement based upon years of service with the Bank and compensation rates near retirement. Contributions to the Pension Plan reflect benefits attributed to employees' service. Pension Plan assets consist of common stock, investment grade corporate bonds and U.S. Government obligations. The Pension Plan was "frozen" in 1994 and benefits no longer accrue. No Pension Plan contributions were made in 2002, 2001, and 2000. No new employees will be eligible for participation.

    The following table sets forth the plans' required disclosures:


                                                               2002             2001
                                                            -----------      ----------
      Change in benefit obligation
         Benefit obligation at beginning of year            $   786,010      $   743,179
         Interest cost                                           54,378           51,364
         Actual gain (loss)                                      (5,212)           3,563
         Benefits paid                                          (12,096)         (12,096)
                                                            -----------      -----------
         Benefits obligation at end of year                 $   823,080      $   786,010
                                                            ===========      ===========

      Change in plan assets
         Fair value of plan assets at beginning of year     $   809,556      $ 1,204,520
         Actual return on plan assets                           (58,169)        (382,868)
         Benefits paid                                          (12,096)         (12,096)
                                                            -----------      -----------
         Fair value of plan assets at end of year           $   739,291      $   809,556
                                                            ===========      ===========

         Funded status                                      $   (83,789)     $    23,546
         Unrecognized actuarial gain                              3,588         (106,523)
         Unrecognized transition obligation                      74,077           80,251
                                                            -----------      -----------
                                                            $    (6,124)     $    (2,726)
                                                            ===========      ===========



                                                                    2002            2001            2000
                                                                ------------    ------------    ------------
       Weighted-average assumptions as of December 31,
          Discount rate                                              7.00%           7.00%           7.00%
          Expected return on plan assets                             7.00            7.00            7.00


                                                                    2002            2001            2000
                                                                ------------    ------------    ------------
       Components of net periodic benefit cost (benefit)
          Interest cost                                         $     54,378    $     51,364    $     48,568
          Expected return on plan assets                             (55,793)        (83,440)        (62,547)
          Amortization of transition amount                            6,174           6,174           6,174
          Amortization of gain                                        (1,361)        (30,029)        (15,324)
                                                                  -----------     ----------      ----------
          Net periodic benefit cost (benefit)                   $      3,398    $    (55,931)   $    (23,129)
                                                                 ===========     ===========     ===========

                                   (Continued)

                       PSB BANCORP, INC. AND SUBSIDIARIES

                        December 31, 2002, 2001 and 2000


NOTE O - EMPLOYEE BENEFIT PLANS - Continued

    2.  CASH (DEFERRED) PROFIT-SHARING PLAN

    The Company has a profit-sharing plan (the 401(k) Plan) covering all employees in 2001, as defined under the plan document. Employees may contribute up to 15% of compensation, as defined under the plan document. In 2002, the 401(k) Plan was amended to include the Company matching employee contributions up to 3% of compensation. Prior to 2002, the Company made discretionary contributions. The Company contributed approximately $106,000 in 2002, no contributions to the 401(k) Plan were made in 2001 or 2000.

    3.  PROFIT-SHARING PLAN

    The Company has a profit-sharing plan (the Profit Sharing Plan) covering all employees, as defined under the plan document. Discretionary contributions to the profit sharing plan are determined annually by the Board of Trustees based upon net income, as defined under the plan document. Allocation of the contributions to employees is based upon annual compensation. The Company made no contributions to the profit sharing plan in 2002, 2001 and 2000.

    4.  EMPLOYEE STOCK OWNERSHIP PLAN

    The Company has an Employee Stock Ownership Plan (ESOP) covering all employees, as defined under the plan document. The ESOP is a tax-qualified plan subject to the requirements of ERISA and the Code. The ESOP borrowed funds from an unrelated third party lender and used the funds to purchase 42,780 shares of PSB common stock, which was later converted into 110,046 shares of Company common stock. The ESOP borrowed $1,288,540 from the Company to purchase an additional 128,854 shares of Company common stock. The Company also lent sufficient funds to the ESOP to enable the ESOP to repay the loan received from a third party lender. The Company purchased 4,719 ESOP Shares from employees and transferred them to treasury stock and 1,560 of ESOP shares were transferred to common stock.

    Benefits under the ESOP generally become 100% vested after the third year of service or upon normal retirement (as defined in the ESOP), disability or death of the participant. If a participant terminates employment for any other reason prior to full vesting, his nonvested account balance will be forfeited. Forfeitures will be reallocated among remaining participating employees in the same proportion as contributions. Benefits may be payable upon death, retirement, early retirement disability or separation from service. The Company's contributions to the ESOP will not be fixed, so benefits payable under the ESOP cannot be estimated. The Bank's contributions to the ESOP recorded as compensation expense (benefit) for the years ended December 31, 2002, 2001 and 2000 were approximately $496,000, ($22,000) and $86,000, respectively. The negative compensation expense in 2001, represents a correction made to ESOP shares allocated during prior periods.

    Information with respect to the ESOP at December 31, 2002 is as follows:

       Allocated shares                                 188,394
       Unreleased shares                                340,340
                                                     ----------
       Total ESOP shares                                528,734
                                                     ==========
       Fair value of unreleased shares             $  2,538,935
                                                    ===========

                                   (Continued)

                       PSB BANCORP, INC. AND SUBSIDIARIES

                        December 31, 2002, 2001 and 2000


NOTE O - EMPLOYEE BENEFIT PLANS - Continued

    5.  MANAGEMENT RECOGNITION PLAN

    The Management Recognition Plan (the MRP) provides certain senior executive officers of the Company with a propriety interest in the Company. Benefits may be granted at the sole discretion of the Compensation Committee of the Company's Board of Trustees. The MRP is managed by trustees who are directors of the Company and who have responsibility to invest all funds contributed by the Company to the trust created for the MRP. The Company contributed approximately $254,000 to the MRP trust, which enabled the MRP to purchase 21,390 shares of PSB common stock in 1996 that were later converted into 55,023 shares of Company common stock. Unless the Compensation Committee of the Board specifies otherwise, shares granted to MRP participants will be in the form of restricted stock that vest over a five-year period at the rate of 20% of such shares per year. Compensation expense in the amount of the fair market value of the common stock at the date of grant to the employee will be recognized pro rata over the five years during which the shares vest. At December 31, 2002, all shares available under the MRP have been allocated. The Company recorded compensation expense of approximately $65,000, $172,000 and $51,000 for the years ended December 31, 2002, 2001 and 2000, respectively, for the MRP.

NOTE P - REGULATORY MATTERS

    State banking statutes restrict the amount of dividends on capital stock. Accordingly, no dividends shall be paid by the Company on its capital stock unless following the payment of such dividends, the capital stock of the Company will be unimpaired, and (1) the Company will have a surplus of not less than 50% of its capital, or, if not, (2) the payment of such dividend will not reduce the surplus of the Company.

    The Company and the Bank anticipate entering into a Memorandum of Understanding (MOU) with the Federal Reserve Bank of Philadelphia (Federal Reserve) during the second quarter of 2003. Although not yet finalized, under the expected terms of the MOU the Company and the Bank cannot declare dividends, the Company may not redeem any of its own stock and the Company cannot incur any additional debt other than in the ordinary course of business, in each case, without the prior written approval of the Federal Reserve. Other expected provisions will require the Company and the Bank to:
    (i) improve credit and operational risk management practices, (ii) improve their multi-year strategic planning and budgeting processes, (iii) make periodic reports to the Federal Reserve regarding compliance the MOU, (iv) conduct a management study, and (v) appoint a committee of independent directors to monitor compliance with the MOU. The MOU is expected to require the Bank to increase its reserve for loan losses, an action that the Bank took during the fourth quarter of 2002 and is reflected in the Company's consolidated financial statements for the year ended December 31, 2002. The Company and the Bank do not believe that the existence of the MOU or its anticipated provisions will have a material adverse effect on their consolidated financial position or results of operations.

    The Company is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company must meet specific capital guidelines that involve quantitative measures of the Company's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

                                   (Continued)

                       PSB BANCORP, INC. AND SUBSIDIARIES

                        December 31, 2002, 2001 and 2000

NOTE P - REGULATORY MATTERS - Continued

    Quantitative measures established by regulation to ensure capital adequacy require the Company to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). As of December 31, 2001, management believes that the Company meets all capital adequacy requirements to which it is subject.

    As of December 31, 2002, the most recent notification from the Reserve Bank of Philadelphia categorized the Bank adequately capitalized under the regulatory framework for prompt corrective action. To be categorized as adequately capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

    The Company's and Bank's actual capital amounts and ratios are as follows:

                                                                                                           To be well
                                                                                                        capitalized under
                                                                                For capital             prompt corrective
                                                        Actual               adequacy purposes          action provisions
                                               ------------------------   -----------------------   -----------------------
                                                  Amount        Ratio        Amount        Ratio       Amount        Ratio
                                               ------------   ---------   -----------   ---------   ------------   --------
                                                                          (Dollars in thousands)
    As of December 31, 2002:
       Total capital (to risk weighted assets)
       Company                                   $  48,492      15.47%     $  25,075        8.00%          N/A         N/A
       Bank                                      $  38,954      12.53%     $  24,866        8.00%    $  31,083      >10.00%

       Tier I capital (to risk weighted assets)
       Company                                   $  44,862      14.31%     $  12,537        4.00%          N/A         N/A
       Bank                                      $  35,346      11.37%     $  12,433        4.00%    $  18,650       >6.00%

       Tier I capital (to average assets)
       Company                                   $  44,862       9.10%     $  19,710        4.00%          N/A         N/A
       Bank                                      $  35,346       7.22%     $  19,590        4.00%    $  24,487       >5.00%


    As of December 31, 2001:
       Total capital (to risk weighted assets)
       Company                                   $  44,083      14.45%     $  24,398     => 8.00%          N/A         N/A
       Bank                                      $  35,445      11.68%     $  24,282     => 8.00%    $  30,353     =>10.00%

       Tier I capital (to risk weighted assets)
       Company                                   $  41,212      13.51%     $  12,199     => 4.00%          N/A         N/A
       Bank                                      $  32,574      10.73%     $  12,141     => 4.00%    $  18,212    =>  6.00%

       Tier I capital (to average assets)
       Company                                   $  41,212       8.86%     $  18,603     => 4.00%          N/A         N/A
       Bank                                      $  32,574       7.03%     $  18,539     => 4.00%    $  23,173    =>  5.00%

                       PSB BANCORP, INC. AND SUBSIDIARIES

                        December 31, 2002, 2001 and 2000

NOTE Q - SELECTED QUARTERLY CONSOLIDATED FINANCIAL DATA (UNAUDITED)

                                                                                   Three months ended
                                                              ------------------------------------------------------------
                                                                Dec. 31,        Sept. 30,       June 30,        March 31,
                                                                  2002            2002            2002            2002
                                                              ------------    ------------    ------------    ------------
                                                                          (in thousands, except per share data)

    Interest income                                           $      8,067    $      7,809    $      8,166    $      7,656
    Interest expense                                                 3,069           3,273           3,446           3,464
                                                                ----------      ----------      ----------      ----------

    Net interest income                                              4,998           4,536           4,720           4,192

    Provision for possible loan losses                                 809             166             158             304
                                                                ----------      ----------      ----------      ----------

    Other income                                                       675             666             638           1,102
    Other expenses                                                   4,485           4,135           4,145           4,319
                                                                ----------      ----------      ----------      ----------

    Income before income tax expense
       and cumulative effect of accounting change                      379             901           1,055             671

    Income tax expense                                                 287             296             280             326
                                                                ----------      ----------      ----------      ----------

    Income before cumulative effect of accounting change                92             605             775             345

    Cumulative effect of accounting change                             -               -               -             1,329
                                                                ----------      ----------      ----------      ----------

    Net income                                                $         92    $        605    $        775    $      1,674
                                                               ===========     ===========     ===========     ===========

    Earnings per share before
          cumulative effect of accounting change
       Basic                                                  $        .01    $        .15    $        .19    $        .08
       Diluted                                                $        .01    $        .15    $        .19    $        .07

    Cumulative effect of accounting change
       Basic                                                  $       -       $       -       $       -       $        .32
       Diluted                                                $       -       $       -       $       -       $        .32

    Earnings per share
       Basic                                                  $        .01    $        .15    $        .19    $        .40
       Diluted                                                $        .01    $        .15    $        .19    $        .39


                       PSB BANCORP, INC. AND SUBSIDIARIES

                        December 31, 2002, 2001 and 2000

NOTE Q - SELECTED QUARTERLY CONSOLIDATED FINANCIAL DATA (UNAUDITED)


                                                                                   Three months ended
                                                              ------------------------------------------------------------
                                                                Dec. 31,        Sept. 30,       June 30,        March 31,
                                                                  2001            2001            2001            2001
                                                              ------------    ------------    ------------    ------------
                                                                          (in thousands, except per share data)
    Interest income                                           $      8,211    $      8,683    $      4,945    $      5,089
    Interest expense                                                 3,959           4,509           2,779           2,764
                                                                ----------      ----------      ----------      ----------

    Net interest income                                              4,252           4,174           2,166           2,325

    Provision for possible loan losses                                 135             135             -               -
                                                                ----------      ----------      ----------      ----------

    Other income                                                       624             350             309             271
    Other expenses                                                   3,154           3,295           1,977           1,968
                                                                ----------      ----------      ----------      ----------

    Income before income tax expense                                 1,587           1,094             498             628

    Income tax expense                                                 474             145              61              75
                                                                ----------      ----------      ----------      ----------

    Net income                                                $      1,113    $        949    $        437    $        553
                                                               ===========     ===========     ===========     ===========

    Earnings per basic share                                  $       0.26    $       0.22    $       0.11    $       0.14
    Earnings per diluted share                                $       0.25    $       0.22    $       0.11    $       0.14

                       PSB BANCORP, INC. AND SUBSIDIARIES

                        December 31, 2002, 2001 and 2000



NOTE R - CONDENSED FINANCIAL INFORMATION - PARENT COMPANY ONLY

    Condensed financial information for PSB Bancorp, Inc. (parent company only) follows:

                                  BALANCE SHEET

                                                                                  December 31,
                                                                          ----------------------------
                                                                              2002            2001
                                                                          ------------    ------------
              ASSETS                                                             (in thousands)
       Cash                                                               $      6,337    $      7,423
       Investment in subsidiaries                                               37,079          32,776
       Equity investments in unconsolidated subsidiaries                         1,570           2,128
       Other assets                                                              1,422           2,451
                                                                            ----------      ----------

              Total assets                                                $     46,408    $     44,778
                                                                           ===========     ===========

          LIABILITIES AND STOCKHOLDERS' EQUITY

    Liabilities
       Loan payable to subsidiary                                         $        --     $      2,150
       Other liabilities                                                           242           1,213
                                                                            ----------    ------------

              Total liabilities                                                    242           3,363

    Stockholders' equity                                                        46,166          41,415
                                                                            ----------      ----------

              Total liabilities and stockholders' equity                  $     46,408    $     44,778
                                                                           ===========     ===========

                              STATEMENT OF EARNINGS

                                                                                         YEAR ENDED DECEMBER 31,
                                                                              --------------------------------------------
                                                                                  2002            2001            2000
                                                                              ------------    ------------    ------------
       INCOME                                                                                (in thousands)
          Dividend income from subsidiaries                                   $        155    $        146    $        129
          Interest income                                                              157             108             105
          Other income (loss)                                                          454             186          (2,500)
                                                                                ----------      ----------      ----------
              Total income (loss)                                                      766             440          (2,266)
                                                                                ----------      ----------      ----------

       EXPENSES
          Interest                                                                     --              138             -
          Other                                                                        655               1             137
                                                                                ----------      ----------      ----------
              Total expenses                                                           655             139             137
                                                                                ----------      ----------      ----------

              Income (loss) before undistributed earnings of subsidiaries              111             301          (2,403)

       Undistributed earnings of subsidiaries                                        3,035           2,751           2,568
                                                                                ----------      ----------      ----------
              NET INCOME                                                      $      3,146    $      3,052    $        165
                                                                               ===========     ===========     ===========

                                   (Continued)

                       PSB BANCORP, INC. AND SUBSIDIARIES

                        December 31, 2002, 2001 and 2000




NOTE R - CONDENSED FINANCIAL INFORMATION - PARENT COMPANY ONLY - Continued

                             STATEMENT OF CASH FLOWS

                                                                                         YEAR ENDED DECEMBER 31,
                                                                              --------------------------------------------
                                                                                  2002            2001            2000
                                                                              ------------    ------------    ------------
                                                                                             (in thousands)
       Cash flows from operating activities
          Net income                                                          $      3,146    $      3,052    $        165
          Adjustments to reconcile net income to net cash
              provided by (used in) operating activities
                 Undistributed earnings from subsidiaries                           (3,035)         (2,751)         (2,568)
                 Net change in other assets and liabilities                           (185)            624             (52)
                                                                                -----------     ----------      ----------

                 Net cash provided by (used in) operating activities                   (74)            925          (2,455)
                                                                                -----------     ----------      ----------

       Cash flows from investing activities
          Purchase of investment securities available-for-sale                         --              707            (500)
          Other, net                                                                 1,138           4,305           2,500
                                                                                ----------      ----------      ----------

                 Net cash provided by (used in) investing activities                 1,138           5,012           2,000
                                                                                ----------      ----------      ----------

       Cash flows from financing activities
          Repayment of long-term debt                                               (2,150)            --              450
          Treasury stock acquired                                                      --              --           (2,279)
          Advance from subsidiary                                                      --            1,450             -
                                                                                ----------      ----------      ----------

                 Net cash provided by (used in) financing activities                (2,150)          1,450          (1,829)
                                                                                -----------     ----------      ----------

                 NET INCREASE (DECREASE) IN CASH                                    (1,086)          7,387          (2,284)

       Cash at beginning of year                                                     7,423              36           2,320
                                                                                ----------      ----------      ----------

       Cash at end of year                                                    $      6,337    $      7,423    $         36
                                                                               ===========     ===========     ===========